                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                  FORM 8-K/A

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                               January 24, 2000

               Date of Report (Date of earliest event reported):



                          INTERFOODS OF AMERICA, INC.
                          ---------------------------
            (Exact name of registrant as specified in its charter)


           Nevada                    000-21093             59-3356011
           ------                    ---------             ----------
  (State of other jurisdiction      (Commission          (IRS Employer
        of incorporation)            File Number       Identification No.)


        9400 South Dadeland Boulevard, Suite 720, Miami, Florida, 33156
        ---------------------------------------------------------------
        (Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number: (305) 670-0746


================================================================================

Item 2. - ACQUISITION OR DISPOSITION OF ASSETS.

As reported on Form 8 - K , filed January 24, 2000, Interfoods of America, Inc. (the "Registrant") pursuant to an Asset Purchase agreement dated August 23, 1999, acquired on January 11, 2000, 37 Popeye's Chicken & Biscuit franchise restaurants from Ellis Enterprises, Inc., including the real estate upon which 33 of the franchises are located. Neither Ellis Enterprises, Inc. or any of its principals are affiliated with the Registrant. Of the 37 franchise restaurants, 31 are located in Mississippi and 6 are located in Louisiana. The purchase price for the 37 restaurants was $34 million of which the Registrant financed 100% by American Commercial Capital LLC..

This Form 8 - K/A includes the financial statements and pro forma financial information required by Items 7 (a) and 7 (b) to Form 8 - K


Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits.

(A)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

     The following audited financial statements are filed with this report

     POPEYES DIVISION OF ELLIS ENTERPRISES, INC.
     BALANCE SHEET AS OF OCTOBER 3, 1999 AND THE RELATED STATEMENTS OF INCOME AND PARENT'S EQUITY IN DIVISION AND CASH FLOWS FOR THE NINE MONTHS ENDED OCTOBER 3, 1999 AND FOR THE YEAR ENDED DECEMBER 28,1998 AND THE NOTES THERETO TOGETHER WITH THE REPORT OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

(B)  PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated financial statements are filed with this report.

     PRO FORMA CONSOLIDATED BALANCE SHEET
     UNAUDITED AT SEPTEMBER 30, 1999

     PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
     UNAUDITED FOR THE YEAR ENDED SEPTEMBER 30, 1999


(C)  EXHIBITS

     None.

                                  SIGNATURES
                                  ----------

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          INTERFOODS OF AMERICA, INC.
                          ---------------------------
                                 (Registrant)


               By: /s/ Robert Berg
                 Robert Berg, Chief Executive Officer

Dated: August 29, 2001

                                                                 ARTHUR ANDERSEN



POPEYES DIVISION OF ELLIS ENTERPRISES, INC.
-------------------------------------------

FINANCIAL STATEMENTS AS OF OCTOBER 3, 1999
------------------------------------------

TOGETHER WITH
-------------

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
--------------------------------------------------

                                                                 ARTHUR ANDERSEN



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------



To the Board of Directors of
 Ellis Enterprises, Inc.:

We have audited the accompanying balance sheet of the Popeyes Division of Ellis Enterprises, Inc. as of October 3, 1999, and the related statements of income and parent's equity in division and cash flows for the nine months ended October 3, 1999 and for the year ended December 28, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Popeyes Division of Ellis Enterprises, Inc. as of October 3, 1999, and the results of its operations and its cash flows for the nine months ended October 3, 1999 and for the year ended December 28, 1998 in conformity with accounting principles generally accepted in the United States.

Arthur Andersen LLP.


Miami, Florida,
 January 15, 2001.

                  POPEYES DIVISION OF ELLIS ENTERPRISES, INC.
                  -------------------------------------------

                                 BALANCE SHEET
                                 -------------

                                OCTOBER 3, 1999
                                ---------------



                                    ASSETS
                                    ------
CURRENT ASSETS:
 Cash                                                          $    33,382
 Inventories                                                       221,106
                                                               -----------
      Total current assets                                         254,488
                                                               -----------

PROPERTY AND EQUIPMENT, net                                     13,085,681
                                                               -----------

OTHER ASSETS:
 Intangible assets, net                                            380,668
 Other assets                                                       22,826
                                                               -----------
      Total other assets                                           403,494
                                                               -----------

      Total assets                                             $13,743,663
                                                               ===========

              LIABILITIES AND PARENT'S EQUITY IN DIVISION
              -------------------------------------------

CURRENT LIABILITIES:
 Accounts payable                                              $ 1,232,651
 Accrued expenses                                                  342,617
                                                               -----------
      Total current liabilities                                  1,575,268

COMMITMENTS (Note 3)

PARENT'S EQUITY IN DIVISION                                     12,168,395
                                                               -----------

      Total liabilities and parent's equity in division        $13,743,663
                                                               ===========

      The accompanying notes are an integral part of this balance sheet.

                  POPEYES DIVISION OF ELLIS ENTERPRISES, INC.
                  -------------------------------------------

              STATEMENTS OF INCOME AND PARENT'S EQUITY IN DIVISION
              ----------------------------------------------------



                                                 For the Nine     For the Year
                                                 Months ended        Ended
                                                  October 3,      December 28,
                                                     1999             1998
                                                 ------------     ------------

NET SALES                                         $24,318,573      $29,250,266
                                                  -----------      -----------

COSTS AND OPERATING EXPENSES:
 Cost of restaurant operations                     19,213,456       23,855,533
 General and administrative expenses                2,613,203        3,140,661
 Depreciation and amortization                        603,155          784,335
                                                  -----------      -----------
      Total costs and expenses                     22,429,814       27,780,529
                                                  -----------      -----------

      Income from operations                        1,888,759        1,469,737
                                                  -----------      -----------

OTHER INCOME:
 Interest income                                      117,178           68,139
 Other income                                         185,114          377,172
 Gain on sale of property and equipment                18,000          540,791
                                                  -----------      -----------
      Total other income                              320,292          986,102
                                                  -----------      -----------

      Income before income taxes (Note 1)           2,209,051        2,455,839

PARENT'S EQUITY IN DIVISION, beginning of year     12,556,915       11,863,689

TRANSFERS TO PARENT                                (2,597,571)      (1,762,613)
                                                  -----------      -----------

PARENT'S EQUITY IN DIVISION, end of year          $12,168,395      $12,556,915
                                                  ===========      ===========


  The accompanying notes are an integral part of these financial statements.

                  POPEYES DIVISION OF ELLIS ENTERPRISES, INC.
                  -------------------------------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------


                                                                          For the Nine      For the Year
                                                                          Months ended         Ended
                                                                           October 3,       December 28,
                                                                              1999              1998
                                                                          ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Income before income taxes                                                $ 2,209,051       $ 2,455,839
 Adjustments to reconcile income before income taxes to net
  cash provided by operating activities-
    Depreciation and amortization                                              603,155           784,335
    Gain on sale of property and equipment                                     (18,000)         (540,791)
    Changes in operating assets and liabilities:
     Inventories                                                                 8,176           (21,385)
     Prepaid expenses                                                          121,912           (34,423)
     Other assets                                                               (6,500)            1,000
     Accounts payable                                                           97,135          (174,585)
     Accrued expenses                                                         (108,048)         (470,581)
                                                                           -----------       -----------
       Net cash provided by operating activities                             2,906,881         1,999,409
                                                                           -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of franchise rights                                                  (20,000)          (18,047)
 Capital expenditures                                                         (284,264)       (1,669,684)
 Proceeds from sale of property and equipment                                   18,000         1,445,000
                                                                           -----------       -----------
       Net cash used in investing activities                                  (286,264)         (242,731)
                                                                           -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Transfers to parent                                                        (2,597,571)       (1,762,613)
                                                                           -----------       -----------
       Net increase (decrease) in cash                                          23,046            (5,935)

CASH, beginning of period                                                       10,336            16,271
                                                                           -----------       -----------

CASH, end of period                                                        $    33,382       $    10,336
                                                                           ===========       ===========

  The accompanying notes are an integral part of these financial statements.

                  POPEYES DIVISION OF ELLIS ENTERPRISES, INC.
                  -------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                                OCTOBER 3, 1999
                                ---------------



1. ORGANIZATION AND SUMMARY OF
   SIGNIFICANT ACCOUNTING POLICIES
   -------------------------------

     Organization
     ------------

The Popeyes Division (the "Division") of Ellis Enterprises, Inc. ("Ellis") is 100% owned by Ellis, which is incorporated in the State of Mississippi. The Division operates 37 "Popeye's" chicken restaurants throughout Mississippi and Louisiana.

     Related Party Transactions


Due to the nature of the Division's operations, certain balance sheet and income statement accounts have been allocated from the parent, Ellis, to the Division based upon various and ratable methods. All allocated amounts and the methods of allocation are more fully described in Note 4, "Related Party Transactions."

     Cash Equivalents
     ----------------

Cash equivalents include all highly liquid investments with an original maturity of three months or less. There were no cash equivalents at October 3, 1999.

     Inventories
     -----------

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Perishable food inventories represent $187,186 of total inventories as of October 3, 1999.

     Property and Equipment
     ----------------------

Property and equipment is recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets.

Maintenance and repairs are charged to expense when incurred; betterments are capitalized. Upon the sale or retirement of assets, the cost and accumulated depreciation are removed from the accounts and any gain or loss is recognized in income.

     Income Taxes
     ------------

The Division accounts for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and the tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on the changes to the asset or liability from period to period.

The Division files its taxes as part of Ellis. Therefore, no tax provision has been provided for in the accompanying statements of income and parent's equity in division.

     Intangible Assets
     -----------------

Intangible assets consist of the following as of October 3, 1999:

                                                               Amortization
                                                                  Period
                                                             -----------------
          Franchise fees                       $ 530,000
          Accumulated amortization              (231,686)    Life of agreement
                                               ---------
            Net franchise fee                    298,314
                                               ---------

          Covenant not-to-compete                285,211
          Accumulated amortization              (215,005)    Life of agreement
                                               ---------
            Net covenant not-to-compete           70,206
                                               ---------

          Goodwill                                54,452
          Accumulated amortization               (42,304)    10 years
                                               ---------
            Net goodwill                          12,148
                                               ---------

          Total intangible assets, net         $ 380,668
                                               =========

Amortization expense amounted to $76,528 and $99,350 for the nine months ended October 3, 1999 and for the year ended December 28, 1998, respectively.

     Impairment of Long-Lived Assets
     -------------------------------

Management of the Division periodically reviews its valuation for long-lived assets used in operations when indicators of impairment are present. If the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount, the Division records an impairment as required under accounting principles generally accepted in the United States. No such impairment losses were incurred for the periods presented.

     Revenue Recognition
     -------------------

Restaurant sales are recognized at time of sale and delivery of product to customer.

     Use of Estimates
     ----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management of the Division to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. PROPERTY AND EQUIPMENT, NET
   ---------------------------

Property and equipment consist of the following as of October 3, 1999:

                                                Useful
                   Description                   Life
          ------------------------------    --------------
          Land                                                $ 3,977,431
          Equipment                           5-15 years        6,202,290
          Buildings                          30-40 years        8,967,102
                                                              -----------
                                                               19,146,823
          Less- Accumulated depreciation                       (6,061,142)
                                                              -----------
                                                              $13,085,681
                                                              ===========

Depreciation expense amounted to $526,627 and $684,985 for the nine months ended October 3, 1999 and for the year ended December 28, 1998, respectively.

3. COMMITMENTS
   -----------

The Division leases certain operating equipment and restaurant locations under noncancellable leases that expire on various dates through June 30, 2005. Rent expense amounted to approximately $87,580 and $122,898 for the nine months ended October 3, 1999 and year ended December 28, 1998, respectively.

Future minimum lease payments for the Division's operating leases are as follows as of October 3, 1999:

          2000                                                   $ 46,200
          2001                                                     29,300
          2002                                                     29,300
          2003                                                     24,800
          2004                                                     20,300
          Thereafter                                              170,200
                                                                 --------
            Total future minimum lease payments                  $320,100
                                                                 ========

4. RELATED PARTY TRANSACTIONS
   --------------------------

The following liabilities and expenses have been allocated to the Division from
Ellis:

                                                       1999          1998
                                                    ----------    ----------

          General and administrative expenses       $2,613,203    $3,140,661
          Accounts payable                           1,232,651       N/A
          Accrued expenses                             342,617       N/A

General and administrative expenses include the expenses of centralized maintenance, accounting, marketing and other functions that serve the Division's operators and are allocated by specific identification or proportionately to revenues of the Division.

The allocation percentage of accounts payable and accrued expenses was based on Divisions cost of restaurant operations in relation to Ellis' consolidated cost of restaurant operations.

5. SUBSEQUENT EVENT
   ----------------

On January 11, 2000, Ellis entered into an asset purchase agreement with Sailormen, Inc. to sell the Division for cash of approximately $34 million.

                          INTERFOODS OF AMERICA, INC.

                     PRO FORMA CONSOLIDATED FINANCIAL DATA

                                   UNAUDITED


The unaudited proforma financial statements gives effect to the asset purchase by Interfoods of America, Inc. (the "Company") of the Popeyes Division of Ellis Enterprises, Inc.("Ellis") for $34 million. The Company financed the acquisition by obtaining $35.7 million of additional debt. The unaudited proforma Balance Sheet as of September 30, 1999 and the unaudited proforma Statement of Operations for the year ended September 30,1999 reflect adjustments to the Ellis historical Balance Sheet as of October 3, 1999 and Statements of Operations for the year then ended to give effect to the transaction discussed above as if such transaction had been consummated at September 30, 1999, or at the beginning of the period presented. The acquisition has been accounted for under the purchase method of accounting.

The unaudited proforma financial statements may not necessarily be indicative of the results that would actually have been obtained had the transaction occurred on the dates indicated or which may be obtained in the future. In the opinion of the Company's management, all adjustments necessary to present fairly such unaudited proforma Consolidated Financial Statements have been included.

                  INTERFOODS OF AMERICA, INC.AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                   UNAUDITED
                               SEPTEMBER 30, 1999

                                 INTERFOODS OF           ELLIS       PROFORMA          PROFORMA
                                 AMERICA, INC.     ENTERPRISES    ADJUSTMENTS
                                                           INC
                                 -------------     -----------   ------------     -------------
          ASSETS
          ------
Current assets:
  Cash and cash equivalents       $    367,910    $     33,282        (33,382)  1 $     367,910
  Accounts receivable                   17,198               -              -            17,198
  Inventories                          278,169         221,106       (221,106)  1       278,169
 Prepaid expenses                       70,193               -              -            70,193
                                  ------------    ------------   ------------     -------------

      Total current assets             733,470         254,488       (254,488)          733,470
                                  ------------    ------------   ------------     -------------


Property and equipment, net         11,303,129      13,085,681      9,914,319   2    34,303,129
                                  ------------    ------------   ------------     -------------
Other assets:
  Deposits                             342,832              --              -           342,832
  Goodwill, net                      6,998,611               -     11,193,000   2    18,191,611
  Other intangible assets, net         427,119         380,668        292,332   2     1,100,119
  Investment in JRECK                  217,191               -              -           217,191
  Debt issuance costs                  310,590               -      1,055,000   2     1,365,590
  Other assets                          55,000          22,826        (22,826)  2        55,000
                                  ------------    ------------   ------------     -------------

      Total other assets             8,351,343         403,494     12,517,506        21,272,343
                                  ------------    ------------   ------------     -------------

      Total assets                $ 20,387,942    $ 13,743,663   $ 22,177,337     $  56,308,942
                                  ============    ============   =============    =============

                                  (Continued)

                  INTERFOODS OF AMERICA, INC.AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                   UNAUDITED
                               SEPTEMBER 30, 1999


                                  (Continued)

                                                 INTERFOODS OF            ELLIS         PROFORMA        PROFORMA
                                                 AMERICA, INC.      ENTERPRISES      ADJUSTMENTS
                                                                            INC.
                                                 -------------     ------------      -----------     -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
  Accounts payable and accrued expenses           $  3,149,618     $  1,575,268      (1,394,268)  2 $  3,330,618
  Current portion of long-term debt                    794,923                -         591,372   2    1,386,295
  Current portion of deferred income on
   sale-leaseback transactions                          45,248                -               -           45,248
                                                  ------------     ------------     -----------     ------------

      Total current liabilities                      3,989,789        1,575,268        (802,896)       4,762,161

Long-term debt, net of current portion              12,043,867                -      35,148,628   2   47,192,495
Deferred taxes                                          79,565                -               -           79,565
 Deferred income on sale-leaseback transactions,
  net of current portion                               753,665                -               -          753,665
                                                  ------------     ------------     -----------     ------------

      Total liabilities                             16,866,886        1,575,268      34,345,732       52,787,886
                                                  ------------     ------------     -----------     ------------

Mandatorily redeemable Class B preferred stock:        285,000                -               -          285,000
                                                  ------------     ------------     -----------     ------------

Stockholders' equity:
  Common stock,                                          8,271                -               -            8,271
  Additional paid-in capital                         4,349,093                -               -        4,349,093
  Accumulated equity (deficit)                        (393,040)      12,168,395      (12,168,395) 1     (393,040)
  Treasury stock, at cost                             (728,268)               -                -        (728,268)
                                                  ------------     ------------     ------------    ------------

      Total stockholders' equity                     3,236,056       12,168,395      (12,168,395)      3,236,056
                                                  ------------     ------------     ------------    ------------

  Total liabilities and stockholders'  equity     $ 20,387,942     $ 13,743,663     $ 22,177,337    $ 56,308,942
                                                  ============     ============     ============    ============



   The accompanying notes are an integral part of this pro forma consolidated balance sheet.

                 INTERFOODS OF AMERICA, INC. AND SUBSIDIARIES
                       PRO FORMA STATEMENT OF OPERATIONS
                                   UNAUDITED
                     FOR THE YEAR ENDED SEPTEMBER 30, 1999

                                                 INTERFOODS OF               ELLIS        PROFORMA           PROFORMA
                                                 AMERICA, INC.    ENTERPRISES INC.     ADJUSTMENTS
                                                 -------------    ----------------     -----------       ------------
Revenues:                                         $ 37,796,392        $ 32,390,100               -       $ 70,186,492

Costs and operating expenses:
  Cost of restaurant operations                     31,738,872          25,598,377               -         57,337,249
  General and administrative expenses                3,992,330           3,441,631      (2,841,631) 3       4,592,330
  Depreciation and amortization                        778,051             791,082         252,172  4       1,821,305
                                                  ------------        ------------     -----------       ------------
      Total costs and operating expenses            36,509,253          29,831,090      (2,589,459)        63,750,884
                                                  ------------        ------------     -----------       ------------

      Operating profit                               1,287,139           2,559,010       2,589,459          6,435,608
                                                  ------------        ------------     -----------       ------------

Other income (expense):
  Write down of investment in JRECK                   (182,809)                  -               -           (182,809)
  Interest expense                                    (892,906)           (698,523)     (3,191,762) 5      (4,783,191)
  Other income (expense)                              (227,378)            369,684        (369,684)          (227,378)
                                                  ------------        ------------     -----------       ------------

      Total other expense                           (1,303,093)           (328,839)     (3,561,446)        (5,193,378)
                                                  ------------        ------------     -----------       ------------

  Income (Loss) before income tax provision            (15,954)          2,230,171        (971,987)         1,242,230

Income tax provision                                  (130,370)                  -        (427,783) 6        (558,153)
                                                  ------------        ------------     -----------       ------------

      Net loss                                    $   (146,324)       $  2,230,171      (1,399,770)      $    684,077
                                                  ============        ============     ===========       ============

Net loss per share - basic and diluted            $      (0.03)                                          $       0.12
                                                  ============                                           ============

Weighted average shares outstanding:

  Basic and diluted                                  5,713,658                                              5,713,658
                                                  ============                                           ============

  The accompanying notes are an integral part of this pro forma consolidated financial statement.

                          INTERFOODS OF AMERICA, INC.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENT


1. Amounts represent balance sheet and related statement of operations items which were not purchased from Ellis.

2. Amount represents the net effect of the purchase of the assets for the thirty-seven restaurants acquired from Ellis Enterprises Inc. along with the land and buildings for 34 franchise restaurants. The following represents the approximate detail of the transaction:

        Acquisition debt incurred                   $ 35,740,000
                                                    ------------

        Fair value of assets acquired:
           Land and buildings                         20,000,000
           Equipment and Leasehold Improvements        3,000,000
           Goodwill                                   11,193,000
           Deferred debt issuance costs                1,055,000
           Franchise and transfer fees                   673,000
           Accounts Payable and accrued expenses        (181,000)
                                                    ------------

                                                    $ 35,740,000
                                                    ============


3. Amount represents the reduction of general and administrative costs associated with the elimination of the Ellis office cost that would not have existed on a proforma basis for fiscal year ended September 30, 1999.

4. Amount represents the depreciation and amortization adjustment for the new assets acquired from the purchase.

5.   Amount reflects additional interest incurred by the acquisition debt.

6.   Amount represents the tax effect at 34% on the proforma results.